[CONFIDENTIAL TREATMENT REQUESTED. CERTAIN PORTIONS OF THE AGREEMENT HAVE BEEN REDACTED AND SEPARATELY FILED WITH THE COMMISSION.]

Exhibit 10.22

Andor Technology Ltd.            Original Equipment Manufacturer Agreement

Original Equipment Manufactures (OEM) Agreement with

Xenogen Corporation

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Andor Technology Ltd.            Original Equipment Manufacturer Agreement

DATED 20th of September 2002

ANDOR TECHNOLOGY LIMITED (“the Manufacturer”)

-with-

Xenogen Corporation (“the OEM”)

860 Atlantic Ave. Alameda, CA 94501

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Andor Technology Ltd.            Original Equipment Manufacturer Agreement

OEM AGREEMENT

AN AGREEMENT	made 20th, September 2002

BETWEEN

(“the Manufacturer”)	ANDOR TECHNOLOGY LIMITED a company incorporated in Northern Ireland under number N122466 having its registered office at 9 Millennium Way, Springvale Business Park, Belfast BT12 7AL, Northern Ireland.

-and-

(“the OEM”)	Xenogen Corporation 860 Atlantic Ave. Alameda, CA 94501

WHEREBY IT IS AGREED AS FOLLOWS:

1.	DEFINITION

1.1 In this Agreement where the context so admits:

“Party”	shall mean, as appropriate, either of the Manufacturer or the OEM, and “Parties” shall mean both Manufacturer and OEM.

“Products”	shall mean the products manufactured by the Manufacturer specified in the First Schedule, including any products added to the First Schedule from time to time.

“Invoice Value”	means the sums invoiced by the Manufacturer to the OEM in respect of any Products purchased by OEM, less any value added tax (or other taxes, duties or levies) and any amounts for transport or insurance included in the invoice.

“Sale”	shall include any supply by way of hire, purchase, credit sale or lease as well as outright sale and “sell” and “sold” shall be construed accordingly.

“Trade Marks”	means the trademarks actually used by the Manufacturer on, or in relation to, the Products at any time during this Agreement.

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Andor Technology Ltd.            Original Equipment Manufacturer Agreement

“Year of this Agreement”	means the period of 12 months from the date of this Agreement and each subsequent period (if any) of 12 months during the period of this Agreement.

2.	TERM

2.1 This Agreement shall commence on 1st, October 2002 and shall continue (subject to same being terminated at any time in accordance with the provisions of clause 9 hereof) for a period of 24 months thereafter.

3.	RENEWAL

3.1 Not later than ninety (90) days prior to the expiry of this Agreement, the Parties shall meet to negotiate the terms of any subsequent agreement, including the establishment of a Products “purchase forecast”. The Manufacturer will use the “purchase forecast” to set pricing and to establish lead times. Providing both Parties agree on acceptable terms, this Agreement may be renewed for a further 12-month period.

4.	CANCELLATION OF PRIOR AGREEMENT/ENTIRE AGREEMENT

4.1 This agreement is in substitution for all prior agreements (if any) between the Manufacturer and the OEM relating to the Products.

5.	PURCHASE ETC. OF PRODUCTS

5.1 The Manufacturer will manufacture, package and ship Products in accordance with the OEM’s purchase orders placed with the Manufacturer. Such purchase orders shall specify the Product model number and description of the Product, quantity of the Product, specifications and requested delivery dates (each a “Purchase Order”). Requested delivery dates shall not be less than eight (8) weeks in advance of the date of the “Purchase Order”.

5.2 The Manufacturer shall not be liable for any failure in the performance of any of its obligations under this agreement caused by factors outside its control, consisting of acts of God, labor disputes or disturbances, material shortages or rationing, riots, acts of terrorism or war, governmental regulations or communication or utility failures.

5.3 Within 7 days of receipt of each “Purchase Order”, the Manufacturer shall acknowledge its receipt and shall confirm a delivery date of specified Products to the OEM in writing (whether by e-mail, facsimile or other written form). The Manufacturer will promptly advise the OEM of any possible variances from such confirmed delivery dates. If such variances exceed four (4) weeks, then OEM may cancel the Purchase Order without penalty. The Manufacturer shall notify the OEM in writing upon dispatch of Product.

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Andor Technology Ltd.            Original Equipment Manufacturer Agreement

5.4 The Manufacturer shall take all reasonable actions required to fulfill “Purchase Orders”, and it shall use its reasonable endeavours to despatch Products specified in the First Schedule within eight weeks of the Purchase Order received date.

5.5 The Manufacturer will manufacture, package and ship the Products in conformance with good business and manufacturing practices, agreed-to specifications stated in the applicable Purchase Order and in accordance with any tests and specifications agreed in writing between the OEM and the Manufacturer.

5.6 The Manufacturer shall maintain all technical, quality control, shipping and other appropriate documentation and records concerning the Products manufactured, packaged and shipped by the Manufacturer pursuant to this agreement and shall preserve same for a period of at least five years from the date of shipment. The Manufacturer shall not destroy any such records without first giving the OEM thirty days prior written notice and an opportunity to take possession of such records. In any case, a copy of the appropriate documentation, as described above, will form part of each shipment of Product to the OEM.

5.7 The price payable by the OEM for Products shall be the price shown in respect of each particular Product as set out in the First Schedule hereto and as dispatched from the Manufacturer’s location at South Windsor, Connecticut.

5.8 All prices for Products are exclusive of any shipping and handling charges or applicable sales tax or any new sales tax, for which the OEM shall be additionally liable as applicable to any dispatch made from the Manufacturer’s location at South Windsor, Connecticut.

5.9 The Manufacturer agrees to extend credit terms to the OEM. Payment by the OEM shall be due on the 45th day after the Manufacturer issues an invoice to the OEM for those Products (“Payment Date”). Invoices will accompany Products when dispatched by Manufacturer and will list the applicable Product serial numbers.

The Manufacturer shall not be under any obligation to continue the manufacture of all or any of the Products, subject to the provisions of clause 9. The Manufacturer shall inform the OEM in writing of the intention to alter the specifications of the Products and give six (6) months notice of any material or functional change in the Products.

5.11 All Products ordered by the OEM shall be packed for shipment and storage in accordance with the Manufacturer’s standard commercial practice and will include all necessary Product documentation. Special packaging requirements will be disclosed by the OEM and agreed to by the Manufacturer, taking into consideration any environmental, economic or other constraints and influences.

5.12 All shipments and all shipping and other charges shall be deemed correct unless Manufacturer receives from OEM, no later than thirty (30) days after OEM’s receipt of a

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Andor Technology Ltd.            Original Equipment Manufacturer Agreement

given shipment of Products, a written notice specifying the shipment, the transfer order number, and the exact nature of the discrepancy between the Purchase Order and the shipment or the exact nature of the discrepancy in the shipping or other charges, as applicable. Any Products supplied by Manufacturer under this Agreement which fail to conform to the Product specifications specified in the applicable “Purchase Order” shall be subject to the provisions of Section 6 below. The OEM shall use commercially reasonable efforts to perform customary inspections of Product shipments in the normal course of its business. Any claim regarding the failure of Products within a shipment to conform to the applicable specifications shall be submitted to Manufacturer promptly upon discovery, together with reasonable evidence of such nonconformity at the time of inspection.

Prices for Products which may be added to the First Schedule from time to time after the date of this Agreement shall be determined by the mutual agreement of the Parties and shall be set forth on an addendum to such First Schedule.

In the event that Manufacturer manufactures, markets or distributes, either on its own behalf or on behalf of any other entity in the period of this agreement a product having similar functionality and intended for similar uses to compete in the same market as the OEM’s line of IVIS™ Imaging Systems (a “System Product”) the Manufacturer agrees that OEM will be entitled to purchase Products at the maximum discount indicated on the First Schedule attached hereto without the necessity of satisfying the volume levels required by the First Schedule for such discount. The Manufacturer further agrees that, in such event the OEM will not be obligated to make any “reconciliation payments” as described in the First Schedule for the period of this agreement.

6.	CUSTOMER AND GUARANTEE SERVICE

6.1 Manufacturer hereby warrants that any Product delivered hereunder: (a) upon receipt by OEM will meet the specifications therefore; (b) for a period of *** after delivery to OEM will meet the specifications therefore and perform in accordance with such specifications; and (c) for a period of *** after delivery to a customer of OEM, will maintain a sufficient vacuum seal so as to permit CCD cooling and operation in accordance with specifications applicable at the time of delivery to OEM.

6.2 In the case of a claim made under the Manufacturer’s standard warranty provided in Section 6.1 above, the Manufacturer will promptly repair (or arrange for the repair) or replace the defective Product (or component thereof) at its own cost and expense and including any shipping and handling costs after such defective Product (or component thereof) has been returned to the Manufacturer, subject to the Manufacturer confirming that the Product is defective and that the claim under the warranty is valid.

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6.3 The Manufacturer will repair or replace defective Products within four (4) weeks of receipt of Products that are within warranty and six (6) weeks from receipt of purchase order for repair of Products that are out of warranty.

7.	MANUFACTURER’S FURTHER OBLIGATIONS

The Manufacturer hereby agrees that it:

7.1 Will assist the OEM (as and when requested by the OEM) in providing customers with technical support by enabling OEM to have direct access to the Manufacturer by means of telephone and Internet E-mail during normal business hours.

7.2 Will provide to the OEM such training and technical assistance in relation to Products as may be reasonably necessary to enable the OEM to perform its obligations hereunder.

7.3 May from time to time advise the OEM in writing of projects under consideration by the Manufacturer that the Manufacturer believes, to the best of its knowledge, may be of interest to, and are applicable to, the OEM’s Market, and which the Manufacturer considers may be best addressed through the business of the OEM. The OEM shall have non-exclusive right to consider such proposals and to choose to fund such projects in a reasonable period of time subject to the terms of this Agreement, and the parties will negotiate in good faith such economic and other terms in relation to such projects; provided that the Manufacturer shall be entitled at any time to agree the funding of any such project with any third party.

7.4 Will ensure that the OEM receives the same level of service, pricing and priority on Purchase Orders and Products as enjoyed by other similarly situated customers of the Manufacturer.

8.	OEM’S FURTHER OBLIGATIONS

The OEM shall;

8.1 Maintain Manufacturer’s confidential information in OEM’s possession in accordance with the terms of the Non-Disclosure Agreement between the parties, dated March 22, 2002.

8.2 Upon the expiry of this Agreement (unless the Parties have agreed to a subsequent agreement in accordance with clause 3 above) return to the Manufacturer all confidential information in the possession of the OEM (whether written, computer readable or otherwise) relating to the Manufacturer and/or the Products.

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Andor Technology Ltd.            Original Equipment Manufacturer Agreement

8.3 To provide the Manufacturer in writing each calendar quarter a non-binding forecast of the number of Products it anticipates purchasing during each of the following six (6) calendar months.

8.4 Not in any way use or claim any right In any of the Trade Marks or in any other intellectual property of the Manufacturer except as required for the purposes of this Agreement.

9.	TERMINATION

9.1 Without prejudice to any other remedies that either Party may have against the other, either Party shall have the right to terminate this Agreement forthwith in any of the following events:

(a) if the other Party is in material breach of any of its obligations under this Agreement and fails to remedy such breach within 28 days of receipt by that other Party of written notice specifying the nature of the breach;

(b) if the other Party: (i) shall cease to carry on its business; (ii) becomes insolvent, however evidenced, or makes an assignment for the benefit of creditors; (iii) files a petition seeking relief under any statute now or hereafter in effect affording relief to debtors, or any such application or petition is filed against such other Party, which application or petition is not dismissed or withdrawn within forty-five (45) days from the date of its filing; (iv) has a receiver appointed for such other Party or for all or a substantial part of the assets of such other Party and such receivership proceedings are not dismissed within forty-five (45) days after such receiver’s appointment; or (v) commencement by such other Party of liquidation, dissolution or winding-up proceedings, or the commencement against such other Party of a proceeding to liquidate, wind-up or dissolve such other Party, which proceeding is not dismissed within forty-five (45) days.

9.2 If the Manufacturer ceases to manufacture the Products entirely and provides the OEM with 90 days written notice thereof, this Agreement shall terminate automatically; provided that Manufacturer will remain obligated to fulfil any Purchase Orders submitted by the OEM within 60 days after its receipt of the foregoing notice.

9.3 The expiration or earlier termination of this agreement shall not:

•	affect the provisions of clauses 6.1, 6.2, 6.3, 8.1, 8.2, 8.4, 9.2, 9.3, 10, 12, 13 and 14;

•	prejudice the rights and remedies of either Party against the other in respect of any prior breach of covenant or condition; or

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Andor Technology Ltd.            Original Equipment Manufacturer Agreement

•	release either Party from any liability which, at the time of such termination, has already accrued to the other Party or which is attributable to a period prior to such termination.

10.	TITLE TO GOODS

10.1 Notwithstanding anything herein to the contrary contained until payment has been made for same in full by the OEM to the Manufacturer title to Products sold hereunder shall not pass to the OEM (and so that until such payment the OEM shall be deemed to be a bailee only of such goods) but risk therein shall be deemed to have passed to the OEM upon delivery.

11.	AMENDMENTS

No variations in the terms of this Agreement shall be valid unless in writing and signed by or on behalf of the parties hereto.

12.	HEADINGS

12.1 The Headings are inserted for convenience only and shall not affect the interpretation of this Agreement.

12.2 This agreement embodies the entire understanding of the parties in respect of the matters contained or referred to in it and there are no promises, terms, conditions or obligations (oral or written, express or implied) other than those contained in this agreement.

12.3 Any notice given under this agreement shall be in writing and may be served:

•	by registered or recorded delivery mail;

•	by telex or facsimile transmission (the latter confirmed by telex or post); or

•	personally to the other Party at its above mentioned address.

All notices shall be effective as of the date received by the addressee.

12.4 This Agreement is personal to the Parties and no Party may assign or dispose of its rights and/or obligations under it without the other Party’s prior written consent; provided, that each Party may assign this Agreement to a person or entity that acquires all or substantially all of the business or assets of that Party (or that portion thereof to which this Agreement pertains), in each case whether by merger, acquisition, operation of law or otherwise, provided that such assignee agrees in writing to be bound by the terns and conditions of this Agreement. Subject to the foregoing, the provisions of this Agreement shall apply to and bind the successors and permitted assigns of the Parties.

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Andor Technology Ltd.            Original Equipment Manufacturer Agreement

12.5 Should any section, or portion thereof, of this Agreement be held invalid by reason of any law, statute or regulation existing now or in the future in any jurisdiction by any court of competent authority or by a legally enforceable directive of any governmental body, such section or portion thereof shall be validly reformed so as to approximate the intent of the Parties as nearly as possible and, if such reform is not possible, shall be deemed divisible and deleted with respect to such jurisdiction, but the Agreement shall not otherwise be affected.

The relationship of OEM and Manufacturer established by this Agreement is that of independent contractors. Nothing in this Agreement shall be construed to create any other relationship between OEM and Manufacturer. Neither Party shall have any right, power or authority to assume, create or incur any expense, liability or obligation, express or implied, on behalf of the other.

13.	CONTRACTS (RIGHTS OF THIRD PARTIES) ACT 1999

13.1 No term of this agreement is enforceable pursuant to the Contracts (Rights of Third Parties) Act 1999 by any person who is not a party to it.

14.	Nature of Agreement

14.1 If OEM and Manufacturer are unable to resolve any dispute between them, either OEM or Manufacturer may, by written notice to the other, have such dispute referred to the Chief Executive Officers (or equivalent position) of OEM and Manufacturer, for attempted resolution by good faith negotiations within thirty (30) days after such notice is received.

Any disputes, controversies or claims that cannot be settled amicably by agreement of the Parties pursuant to Section 14.1 above shall be finally settled by binding arbitration in the manner described In this Section 14.2. The arbitration shall be conducted pursuant to the commercial arbitration rules of the International Chamber of Commerce then in effect. Notwithstanding those rules, the arbitration shall be held in New York, New York by a single arbitrator, provided that at the request of any Party, the arbitration shall be conducted by a panel of three (3) arbitrators, with one (1) arbitrator chosen by each of OEM and Manufacturer, and the third appointed by the other two (2) arbitrators. In any event, the arbitrator(s) selected in accordance with this Section 14.2 are referred to herein as the “Panel” and shall be comprised of independent experts with experience in the field of the dispute. The Parties shall share equally the fees of the Panel. Each Party shall bear the costs of its own attorneys’ and experts’ fees; provided that the Panel may, in its discretion award the prevailing Party all or part of the costs and expenses incurred by the prevailing Party in connection with the arbitration. Judgment upon the award may be entered in any court having jurisdiction, or application may be made to such court for judicial acceptance of the award and/or an order of enforcement, as the case may be. No Party shall initiate arbitration hereunder unless it has attempted first to resolve the dispute in accordance with Section 14.1.

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Andor Technology Ltd.            Original Equipment Manufacturer Agreement

IN WITNESS whereof this Agreement has been executed in manner hereinafter appearing the day and year first above written.

SIGNED on behalf of the Manufacturer in the presence of:

/s/ Illegible

Authorized Director

SIGNED on behalf of the OEM in the presence of:

/s/ Pamela Reilly Contag

Authorized Director

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Andor Technology Ltd.            Original Equipment Manufacturer Agreement

First Schedule

OEM Disc. Pricing/ Unit Volume[2]
Item #	Andor Part #	Description	Unit Price	***	***	***

1	DW-434-BV

CCD Camera head with the following features:

> Marconi 47-10 Black illuminated sensor

> 1024x1024 pixels (13.5 micron sq.)

> Hard metal vacuum seal w/ 5 yr. Warranty

> Min. cooling to – 75 air ( – 85 w/water)

			***	***	***	***

2	Cci-010	Camera controller card with the following features: > Dual 16 bit A/D converters > 1, 2, 16, 32 usec readout rates > TE cooling control > 12C communications buss	***	***	***	***

3	SDK-CCD	Software developers kit	***	***	***	***

4	OEM-CAMP	Cooler amplifier PCB: Single PCB power supply for increased TE performance	***	***	***	***

Total System price			***	***	***	***

*	PS-155	External cooler power supply	***	***	***	***
*	SP-shutter	Shutter and mounting flange	***	***	***	***

Notes:

1	Manufacturer acknowledges that OEM intends to submit Purchase Orders for greater than *** Systems (as indicated in the above table) during the first two (2) Years of this Agreement, and Manufacturer agrees that OEM need only pay the *** discounted price shown in column “3” above for invoiced Products. However, in the event that, after the end of the first two (2) Years of this Agreement, OEM has not submitted Purchase Orders for at least *** Products, then Manufacturer may require OEM to make a “reconciliation payment” to the Manufacturer as follows:

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Andor Technology Ltd.            Original Equipment Manufacturer Agreement

a.	If OEM submits Purchase Orders for at least ***, Products during such two (2) Years of this Agreement, then OEM shall be entitled to the *** discount price shown in column “2” for all invoiced Products and shall pay Manufacturer the aggregate difference between the discounted price paid by OEM and the discounted price it was entitled to as calculated above.

b.	If OEM submits Purchase Orders for less than *** Products during such two (2) Years of this Agreement, then OEM shall be entitled to the *** discount price shown in column “1” for all invoiced Products and shall pay Manufacturer the aggregate difference between the discounted price paid by OEM and the discounted price it was entitled to as calculated above.

c.	If OEM submits Purchase Orders for at least ***, Products during such two (2) Years of this Agreement, then OEM shall be entitled to the *** discount price shown in column “2” for all invoiced Products and shall pay Manufacturer the aggregate difference between the discounted price paid by OEM and the discounted price it was entitled to as calculated above.

d.	Notwithstanding any other provision of this First Schedule, if OEM submits Purchase Orders for at least *** Products during such two (2) Years of this Agreement, then OEM shall be entitled to the *** discount price shown in column “2” for all invoiced Products.

e.	The foregoing reconciliation payments shall be due within thirty (30) days of OEM receiving Manufacturers invoice for such amount after the end of the applicable time period.

2.	OEM and Manufacturer agree to review OEM’s Purchase Order quantity at the end of the first Year of this Agreement.

3.	It is understood and agreed that the five (5) cameras ordered by OEM on Purchase Order #4050bo on April 3, 2002 apply toward the order volumes discussed in this First Schedule and toward OEM’s fulfillment of the order quantities necessary to receive the price discounts permitted by this First Schedule during the first two (2) Years of this Agreement.

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